                                                                     EXHIBIT 2.3

                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is entered into as of March 2, 1998 by and among SRS LABS, INC., a Delaware corporation (the "Company"), THOMROSE HOLDINGS (BVI) LIMITED, a British Virgin Islands company ("Thomrose"), CAPE SPENCER INTERNATIONAL LIMITED, British Virgin Islands company ("Cape"), and RAYFA (BVI) LIMITED, a British Virgin Islands company ("Rayfa").


                                 R E C I T A L S

            A. Pursuant to that certain Stock Purchase Agreement dated February 24, 1998 (the "Stock Purchase Agreement") by and among the Company, Valence Technology Inc., a British Virgin Islands company, Thomrose, Cape, Rayfa and Anki (BVI) Limited, a British Virgin Islands company, the Company shall issue 1,805,611 shares of common stock, U.S. $.001 par value per share ("Common Stock"), of the Company to Thomrose, Cape and Rayfa.

            B. As an inducement to purchase the shares of Common Stock being sold pursuant to the terms of the Stock Purchase Agreement (the "Shares"), the Company desires to grant to the Purchasers the rights set forth herein.

            NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Stock Purchase Agreement and in this Agreement, the Company and the Purchasers agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Holder" shall mean each Purchaser and any transferee of Registrable Shares who, pursuant to Section 3.3 below, is entitled to registration rights hereunder.

            "Registrable Shares" shall mean the Shares and any shares of Common Stock issued upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares, which are not subject to that certain Escrow Agreement dated March 2, 1998 by and among the Company and the Purchasers; provided, however, that Registrable Shares shall cease to be Registrable Shares
(a) after they have been resold in a transaction which does not meet the requirements for the assignment of registration rights as set forth in Section
3.3 hereof or (b) three (3) years from the date of this Agreement, whichever is earlier.

            "Rule 144" shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            "SEC" shall mean the U.S. Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.


                                   ARTICLE II

                               REGISTRATION RIGHTS

            2.1   Demand Registration Rights.

                  (a) Upon notice to the Company by any Holder or group of Holders (the "Initiating Holders") holding at least a majority of the Registrable Shares outstanding as of the date of this Agreement (as adjusted for stock splits, stock dividends, recapitalizations or similar events after the date hereof), given during the period beginning on the date hereof and ending three (3) years from the date hereof (the "Registration Period"), requesting registration for sale of a specified number of Registrable Shares, the Company shall, as promptly as practicable, prepare and file with the SEC under the Securities Act, a registration statement on Form S-3 (to the extent that the Company is eligible to use such form) with respect to the Registrable Shares to which such notice relates, and shall use its best efforts to cause such registration statement to be declared effective at the earliest practicable date. Thomrose, Cape, Rayfa and Anki shall each have no more than one (1) request for registration pursuant to this Section 2.1(a).

                  (b) The Company may delay, for a period of up to ninety (90) days, the filing of a registration statement requested pursuant to Section 2.1(a) if, in its judgment, (i) the filing of such registration statement at such time would adversely affect a proposed financing, reorganization or recapitalization, or pending negotiations relating to a merger, consolidation, acquisition or similar transaction involving the Company or its affiliates, or otherwise adversely affect the Company or its affiliates, or (ii) financial statements meeting the requirements of Regulation S-X are not available at such time because of any such pending proposal or negotiations.


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                  (c)   The Company shall not be required to file a registration
statement requested pursuant to Section 2.1(a) if such request is made within six (6) months after the effective date of a registration statement filed pursuant to a previous request by any holder of shares of Common Stock possessing a demand registration right.

                  (d) The Company shall not be required to file a registration statement requested pursuant to Section 2.1(a) unless the notice requesting such registration is accompanied by an opinion of counsel for the Initiating Holders to the effect that there is at least a substantial question as to the legality of making an offer to the public of all of the Registrable Shares so requested to be registered without any limitations on volume, timing or manner of sale without the registration thereof under the Securities Act.

                  (e) Notwithstanding anything to the contrary herein, the Company shall not be required to file a registration statement requested pursuant to Section 2.1(a) unless the Registrable Shares so requested to be registered have a fair market value (determined by the average closing quotations of Common Stock on the Nasdaq Stock Market, Inc. on the date the notice requesting such registration is received by the Company) of at least $1,000,000.

            2.2   Piggyback Registration Rights.

                  (a) Whenever at any time during the Registration Period, the Company proposes to register any of its securities under the Securities Act (other than on Forms S-4 or S-8 or a registration statement on Form S-1 covering an employee benefit plan), it shall each time give prompt written notice to each Holder of its intention to do so and, upon the written request of each such Holder given within thirty (30) days after the giving of any such notice (which request shall state the proposed method of distribution of such shares of Common Stock), the Company shall include in the proposed registration (the "Proposed Registration") all Registrable Shares with respect to which the Company has received a written request from each such Holder for inclusion therein within thirty (30) days after receipt of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Shares with respect to which such request for registration has been received will be registered by the Company and offered to the public pursuant to this Section 2.2 on the same terms and subject to the same conditions as are applicable to the Proposed Registration.

                  (b) If the managing underwriter or underwriters advise the Company that in its or their opinion or, in the case of a Proposed Registration not being underwritten, the Company shall reasonably determine after consultation with a reputable investment banking firm that, the number of shares proposed to be sold in a registration statement exceeds the number which can be reasonably sold in such offering, the Company will include in such registration the number of shares of Common Stock which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold, as follows:


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                        (i)   if the registration is pursuant to a demand
registration right, pursuant to Section 2.1 of this Agreement, shares shall be included in such registration in the following order: (x) first, the number of shares of Common Stock subject to registration rights proposed to be sold by the requesting stockholders and (y) second, on a pro rata basis, the number of shares of Common Stock subject to registration rights requested by other persons to be included in such registration;

                        (ii) if the registration is pursuant to a demand registration right other than pursuant to Section 2.1 of this Agreement, shares shall be included in such registration in the following order: (x) first, the number of shares of Common Stock subject to registration rights proposed to be sold by the requesting stockholders; (y) second, the number of shares of Common Stock the Company proposes to sell; and (z) third, on a pro rata basis, the number of shares of Common Stock subject to registration rights requested by other persons to be included in such registration; or

                        (iii) if the Company proposes to register securities other than in connection with a demand registration right, shares shall be included in such registration in the following order: (x) first, the number of shares of Common Stock the Company proposes to sell and (y) second, on a pro rata basis, the number of shares of Common Stock subject to registration rights requested by other persons to be included in such registration.

                  (c)   If, after complying with the procedures specified in
Section 2.2(b), not all the number of shares of Common Stock subject to registration rights requested by the stockholders are included in such registration, the Company will use its best efforts to effect a separate registration of such shares of Common Stock, and the Company shall use its best efforts to cause such separate registration to become effective not later than one hundred twenty (120) days after the effective date of the Proposed Registration. Notwithstanding anything herein to the contrary, the Company may, to the extent then permitted by applicable law, at any time prior to the effective date of the Proposed Registration, determine in its sole discretion not to effect such registration, in which event the Company shall have no further obligation under this Section 2.2 to register shares of Common Stock under such Proposed Registration, except that the Company shall reimburse the stockholders for any out-of-pocket fees and expenses incurred by them in connection with such Proposed Registration.

            2.3   Registration Procedures.

                  (a) Whenever the Company is required by the provisions of this Article II to include Registrable Shares in a Proposed Registration, the Company shall (unless it shall have determined to withdraw or abandon the Proposed Registration), as expeditiously as possible:


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                        (i)   Cooperate with the Holders and any underwriter
responsible for the sale of Registrable Shares in their review of the Company in connection with such registration;

                        (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for one hundred eighty (180) days from the day of its effectiveness and any additional period as is necessary to correct any of the conditions referred to in Section 2.3(a)(v)(A) or (B) below (the "Period of Availability") and to comply with the provisions of the Securities Act and the Exchange Act, with respect to the disposition of all securities covered by such registration statement for such periods. At the expiration of the Period of Availability, the Company may file a post-effective amendment to such registration statement to deregister any unsold Registrable Shares;

                        (iii) Furnish to each Holder selling Registrable Shares pursuant to the registration statement (a "Public Selling Stockholder"), without charge, such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus) as conforms with the requirements of the Securities Act, and such other documents as such Public Selling Stockholder may reasonably request in order to facilitate the disposition of such securities;

                        (iv) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as counsel for the Public Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Public Selling Stockholders, or any underwriter offering such securities for the Public Selling Stockholders, to consummate the disposition thereof in such jurisdiction; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdiction where it is not now so subject;

                        (v) (A) Notify the Public Selling Stockholders, any time a prospectus relating the Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (B) at the request of the Public Selling Stockholders, prepare and furnish the Public Selling Stockholders, without charge, with a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to


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
make the statements therein not misleading in the light of the circumstances then existing; and

                        (vi) If appropriate under the circumstances, enter into an underwriting agreement, in the form then customarily used by the underwriters managing the public offering and consistent with the provisions of this Article II, with the underwriters of the securities covered by such registration statement.

                  (b) Each Public Selling Stockholder shall notify the Company, any time a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of the happening of any event relating to such Public Selling Stockholder, the Registrable Shares or the extended method of disposition of such securities, as a result of which such prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Each Public Selling Stockholder shall furnish the Company with such information regarding the Registrable Shares and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

            2.4 Allocation of Expenses. Whenever the Company is required by the provisions of this Article II to use its best efforts to effect the registration of any shares of Common Stock under the Securities Act, the Company shall pay all Registration Expenses in connection with any such registration. "Registration Expenses" means all expenses incurred by the Company in complying with this Article II, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with state securities or blue sky laws, fees and disbursements of separate counsel for the Company and accountants' fees and expenses incident to or required by any such registration. All fees and disbursements of separate counsel for the Holders and counsel for the underwriters and all other expenses of the Holders (including travel expenses) shall be borne by the Holders. The underwriting commissions or discounts shall be borne pro rata by the sellers of Common Stock pursuant to such registration statement, based on the number of shares of Common Stock offered by each such seller (unless otherwise agreed by such sellers). Notwithstanding the foregoing, the fees and disbursements of counsel for the underwriters in a public offering pursuant to Section 2.2 in which the Company is selling securities shall be borne by the Company. In the event that any Holder requests any special or interim audit of the financial statements of the Company, any of its subsidiaries or affiliates or any other entity or person be conducted in order that the financial statements to be contained in the registration statement contemplated by Section 2.1 meet the requirements of Regulation S-X, such Holder shall reimburse the Company for the cost of any such special or interim audit; provided, however, that if the Company shall then have a class of securities registered under the Exchange Act, the Company shall pay the costs of meeting the requirements of Regulation S-X in connection with its regular year-end and quarterly financial statements.

            2.5 Indemnification. In connection with any registration of Registrable Shares pursuant to this Article II:


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
                  (a) The Company agrees to indemnify and hold harmless each Holder and each underwriter (within the meaning of the Securities Act) with respect to such Holders' Registrable Shares, and each person, if any, controlling (within the meaning of the Securities Act) such Holder or any such underwriter and each director or officer of each of the foregoing, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter, controlling person, director or officer or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or in any post-effective amendment thereto, or in any preliminary prospectus or prospectus thereunder, or in any supplement to any such prospectus, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that (i) the Company shall not be liable to any such Holder or any such underwriter, controlling person, director or officer in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the foregoing documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder or any underwriter with respect to the Registrable Shares, any person controlling such Holder or any such underwriter, as the case may be, specifically for use in the preparation of any such documents, and (ii) the Company shall not be liable to any such underwriter, controlling person, director or officer, or in the case of a registration pursuant to Section 2.1 hereof, such Holder, to the extent that such statement or omission was contained in a preliminary prospectus and corrected in final or amended or supplemented prospectus and such Holder or any such underwriter failed to deliver a copy of such final or amended or supplemented prospectus to the person suing on the basis of such statement or omission within the time required by the Securities Act; and provided, further, that the Company shall not be required to indemnify any such underwriter unless such underwriter shall have delivered to the Company its written agreement (i) to indemnify the Company, each of its directors, each officer of the Company who shall have signed such registration statement or any amendment thereto, each person named in such registration statement or any amendment thereto as about to become a director of the Company, and each person controlling the Company in a like manner as that provided with respect to the Public Selling Stockholders in
Section 2.5(b) (insofar as any actual or alleged untrue statement or omission is made in any of the foregoing documents in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of such underwriter expressly for use in the preparation of any such documents), and
(ii) to be bound by the provisions of Section 2.5(c).

                  (b) Each Public Selling Stockholder hereby agrees to indemnify and hold harmless the Company, each of its directors, each officer of the Company who shall sign any registration statement under which Registrable Shares held by the Company are


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
registered or any amendment thereto, each person named in any such registration statement or amendment as about to become a director of the Company, and each person controlling (within the meaning of the Securities Act) the Company from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any post-effective amendment thereto or in any preliminary prospectus or prospectus thereunder, or in any supplement to any such prospectus, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent that such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Public Selling Stockholder expressly for use in the preparation of any of such documents, and agrees to reimburse each such indemnified party for any legal or any other expenses reasonably incurred by it in connection with the investigation or defending any such loss, claim, damage, liability or proceeding; provided, however, that (a) such Public Selling Stockholder shall have no liability for any untrue statements or omissions as to which such Public Selling Stockholder shall have timely notified the Company in writing and the Company shall have thereafter failed to correct in the final prospectus or a supplement to the prospectus, and
(b) the liability of each Public Selling Stockholder under these indemnification provisions shall be limited to an amount equal to the public offering price of the shares sold by such Public Selling Stockholder, unless such liability arises out of or is based on willful misconduct by such Public Selling Stockholder.

                  (c)   Promptly after receipt by an indemnified party under
Section 2.5(a) or 2.5(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnifying party has been actually prejudiced by such omission. In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d)   If, for any reason, the indemnification provided for in
Section 2.5(a) and in Section 2.5(b) is not available to the indemnified parties, then the


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
indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.


                                   ARTICLE III

                               GENERAL PROVISIONS

            3.1 Attorneys' Fees. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees. Such award shall include post-judgment attorneys' fees and costs and the same shall not be deemed as merged into the final judgment.

            3.2 Termination. This Agreement shall terminate in its entirety upon the earlier of (a) the occurrence of a sale of the Company (including by way of merger or a sale of substantially all of its assets) or (b) three (3) years from the date hereof. Notwithstanding the foregoing, the provisions of
Section 2.5 shall survive the termination of this Agreement.

            3.3 Assignment of Registration Rights. The right to cause the Company to register Registrable Shares pursuant to Article II may be assigned to a transferee or assignee who acquires more than one-half of the shares of Registrable Shares originally held by Thomrose, Cape, Rayfa or Anki, respectively (as adjusted for stock splits, stock dividends, recapitalizations or similar events after the date hereof), provided that the Company is given written notice of such assignment prior to such assignment.

            3.4 Further Assurances. Each of the parties hereto shall, during the term hereof, take all actions necessary to effectuate the purposes and intent hereof.

            3.5 No Third Party Beneficiaries. Except as otherwise specifically provided herein (e.g., Article II), the parties hereto together with any persons or entities entitled to indemnification hereunder shall have the sole right to enforce the performance of the provisions of this Agreement, and no other person shall be entitled to, or shall have any claim, right, title or interest to or in any such matters by virtue of this Agreement.

            3.6 Amendments; Waiver. No amendment of or modification to this Agreement shall be effective unless it shall be in writing and signed by the Company and by Holders holding at least a majority of the issued and outstanding shares of Common Stock held in the aggregate by such Holders. No waiver of any provision of this Agreement shall be effective unless contained in a writing referred specifically to such provision and signed by the party against whom the waiver is alleged.


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            3.7   Notices. All notices or other communication required or
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telex, cable, facsimile or telecopy, or sent postage prepaid, by first class, registered or certified mail, or sent by reputable overnight courier service, and shall be deemed given when so delivered by hand, upon confirmation of transmission if sent by telex, cable, facsimile or telecopy, or if mailed, five (5) days after being sent by first class, registered or certified mail, or if sent by reputable overnight courier service, on the second day after being sent, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                       (i)   if to the Company:

                             SRS Labs, Inc.
                             2909 Daimler Street
                             Santa Ana, California 92705
                             Fax:  (714) 852-1099
                             Attention: John AuYeung, Director

               with a copy by the same means to:

                             Paul, Hastings, Janofsky & Walker LLP
                             695 Town Center Drive
                             Seventeenth Floor
                             Costa Mesa, California 92626
                             Fax: (714) 979-1921
                             Attention:  John F. Della Grotta, Esq.

                      (ii)   If to any Purchaser,

                             c/o Valence Technology Inc.
                             Unit 413 4th Floor
                             Hong Kong Industrial Technology Center
                             72 Tat Chee Avenue
                             Kowloon Tong, Hong Kong
                             Fax: (852) 2776-7770

               with a copy by the same means to:

                             Milbank, Tweed, Hadley & McCloy
                             3007 Alexandra House
                             16 Chater Road
                             Hong Kong
                             Fax: (852) 2840-0792
                             Attention: Douglas Tanner, Esq.


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
            3.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            3.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            3.10 Entire Agreement. This Agreement, together with the Stock Purchase Agreement, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

            3.11 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

            3.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of law principles.

            3.13 Venue. As part of the consideration for the Company's grant of the registration rights provided for herein, the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, County of Orange and/or the United States District Court for the Central District of California (Southern Division), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

                               (Signature Page Follows)


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
                [SIGNATURE PAGE -- REGISTRATION RIGHTS AGREEMENT]


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



"COMPANY"                             SRS LABS, INC., a Delaware corporation

                                      By: /s/ THOMAS C.K. YUEN
                                          ---------------------------
                                              Thomas C.K. Yuen,
                                              Chairman of the Board and Chief
                                              Executive Officer

"PURCHASERS"                          THOMROSE HOLDINGS (BVI)
                                      LIMITED, a British Virgin Islands
                                      company



                                      By: /s/ THOMAS WAH TONG WAN
                                          -----------------------------
                                              Thomas Wah Tong Wan
                                              Director

                                      CAPE SPENCER INTERNATIONAL
                                      LIMITED, a British Virgin Islands
                                      company


                                      By: /s/ WONG YIN BUN
                                          -----------------------------
                                              Wong Yin Bun
                                              Director



                    (Signatures Continued on Following Page)

                                      RAYFA (BVI) LIMITED, a British
                                      Virgin Islands company

                                      By: /s/ CHOI YAT MING
                                          --------------------------
                                              Choi Yat Ming
                                              Director


                                      -13-